UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (904) 496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2025, Safe and Green Development Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Company’s stockholders approved an amendment (the “Plan Increase Amendment”) to the Company’s 2023 Incentive Compensation Plan (the “2023 Plan”) to increase the number of shares of Common Stock available for awards under the 2023 Plan by 1,200,000 shares from 289,859 shares to 1,489,859 shares. A summary of the material terms of the 2023 Plan is incorporated herein by reference from pages 40-46 of the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2025 (the “Proxy Statement”). The Plan Increase Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting , the stockholders voted on seven proposals, each of which is listed below and described in more detail in the Company’s Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of July 31, 2025 (the “Record Date”). On the record date there were 3,264,625 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2025 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2025 Annual Meeting:

Proposal 1 — Election of Directors Proposal

The stockholders elected each of Anthony M. Cialone, John Scott Magrane and David Villarreal to serve as a Class II director until the 2028 Annual Meeting of Stockholders, based on the votes below:

	For	Withheld	Broker Non-Votes

Anthony M. Cialone	869,096	191,657	53,796
John Scott Magrane	865,324	195,429	53,796
David Villarreal	869,448	191,305	53,796

Proposal 2 — Auditor Ratification Proposal

The stockholders ratified the appointment of M&K CPAS PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, based on the votes below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
955,297	4,018	155,234	—

Proposal 3 — Reverse Stock Split Proposal

The stockholders approved an amendment to the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to, at the discretion of the Company’s Board of Directors (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal”), based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
903,053	56,316	155,180	—

Proposal 4 — Authorized Increase Proposal

The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation from 100,000,000 shares to 500,000,000 shares (the “Authorized Increase Proposal”), based on the votes below:

For	Against	Abstain	Broker Non-Votes
910,004	49,364	155,181	—

Proposal 5 – 2023 Plan Amendment Proposal

The stockholders approved the Amendment to the 2023 Plan to increase the number of shares of Common Stock available for awards under the 2023 Plan by 1,200,000 shares from 289,859 shares to 1,489,859 shares (the “2023 Plan Amendment Proposal”), based on the votes below:

For	Against	Abstain	Broker Non-Votes
865,399	40,472	154,882	53,796

Proposal 6 - Resource Group Proposal

The stockholders approved the issuance of an aggregate of 9,041,182 shares of Common Stock to the prior members of Resource Group US Holdings LLC (“Resource Group”), including up to 9,000,000 shares of Common Stock issuable upon the conversion of 1,500,000 shares of the Company’s Series A Convertible Preferred Stock issued to the members of Resource Group in connection with the closing of the acquisition of Resource Group, that may be equal to or exceed 20% of Common Stock outstanding before such issuance (the “Resource Group Proposal”), based on the votes below:

For	Against	Abstain	Broker Non-Votes
493,537*	34,965	155,523	53,796

*	Excludes, pursuant to Nasdaq rule, the 376,728 shares of Common Stock issued to the prior members of Resource Group in connection with closing of the acquisition thereof on June 2, 2025.

Proposal 7 – Adjournment Proposal

The stockholders approved an adjournment of the 2025 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal, the Authorized Increase Proposal, the 2023 Plan Amendment Proposal and/or the Resource Group Proposal, based on the votes listed below. However, such an adjournment was not necessary in light of the approval of the Reverse Stock Split Proposal, the Authorized Increase Proposal, the 2023 Plan Amendment Proposal and the Resource Group Proposal at the 2025 Annual Meeting.

For	Against	Abstain	Broker Non-Votes
898,123	59,428	156,998	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Safe and Green Development 2023 Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation

Dated: September 30, 2025	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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